UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2019

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Gary Judd

On October 17, 2019, Sterling Bancorp, Inc. (the “Company”) announced that Gary Judd will retire from his roles as Chairman of the Board of Directors and Chief Executive Officer of the Company, effective as of November 30, 2019.

Appointment of Thomas Lopp

On October 15, 2019, the Board of Directors of the Company appointed Thomas Lopp, the Company’s current President, Chief Operating Officer and Chief Financial Officer to be the Company’s Chief Executive Officer and Chairman of the Board of Directors, with such transition to be effective November 30, 2019. In connection with the promotion, Mr. Lopp will receive an increase of his annual base salary to $350,000 and an annual performance-based cash incentive bonus with a target cash bonus of 60% of his base salary.  Mr. Lopp will also remain eligible to participate in the Company’s annual long-term equity program for senior executives.

Mr. Lopp was elected President of the Company in December 2016 and has served as Chief Operating Officer since September 2009 and as Chief Financial Officer and Treasurer since 2002. He has served the Company since 1997. In 2015, he assumed additional responsibility as the executive in charge of Sterling Bank and Trust, F.S.B.’s (the “Bank”) Southern California expansion. Prior to serving as Chief Financial Officer and Treasurer, he served as the Director of the Consumer Loan Division from 2000 to 2002 and the Divisional Controller from 1997 to 2000. Prior to joining the Company in 1997, he served as a senior financial analyst at First of America Bank Corporation, credit card product manager at NBD Bank, N.A., and credit card portfolio analyst for Security Bancorp, Inc., later acquired by First of America Bank Corporation.

Appointment of Steve Huber

Also on October 15, 2019, the Board of Directors determined that Steve Huber, in addition to his current role as Chief Financial Officer of the Bank, will be promoted to Chief Financial Officer and Treasurer of the Company, effective November 30, 2019. Mr.  Huber has served as the Chief Financial Officer of the Bank since 2017 and has been with the Company since 1995.  He has also served as the Company’s Vice President since 2015 and Administrative Officer of Accounting and Servicing from 2015 to 2017.  Prior to such time he served as the Company’s corporate controller from 2006 to 2015 and its mortgage divisional controller from 1995 to 2006.  Before joining the Company, Mr. Huber served in special loan analyst and mortgage accounting positions at Source One Mortgage Services Corporation and Independence One Mortgage/Michigan National Bank (later acquired by Norwest Mortgage), respectively.  In connection with his promotion, Mr. Huber will receive an increase of his base salary to $175,000, will become eligible to participate in the Company’s annual performance-based cash incentive bonus program and will remain eligible to participate in the Company’s annual long-term equity programs for senior executives.

All of the foregoing is qualified in its entirety by reference to a press release, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)      Exhibits

The following exhibit is furnished herewith:

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99	Press Release of Sterling Bancorp, Inc. dated October 17, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP, INC.

Dated: October 21, 2019

	By:	/s/ THOMAS LOPP
Thomas Lopp
President, Chief Operations Officer and Chief Financial Officer

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